EXHIBIT 23.1
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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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      As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 1996 included in this Form 10-K, into Central Vermont Public Service Corporation's previously filed Registration Statements on Form S-8, File No. 33-22741, Form S-8, File No. 33-22742, Form S-8, File No. 33-58102, Form S-8, File No. 33-62100 and Form S-3, File No. 33-37095.


                                              ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 25, 1996